UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2014

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Current Report on Form 8-K is being filed in connection with certain litigation described in detail below, related to, among other things, the Agreement and Plan of Merger, dated as of September 21, 2014, among Viasystems Group, Inc. (“Viasystems” or the “Company”), TTM Technologies, Inc. (“TTM”), and Vector Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of TTM (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged into Viasystems, and Viasystems will continue as the surviving corporation and a wholly owned subsidiary of TTM (the “Merger”). As previously disclosed, if the Merger is consummated, each share of common stock, $0.01 par value per share, of Viasystems (“Viasystems common stock”) then outstanding will be cancelled and automatically converted into the right to receive (1) $11.33 in cash and (2) 0.706 of a share of the common stock, $0.001 par value per share, of TTM (“TTM common stock”). No fractional shares will be issued in the Merger. Immediately following consummation of the Merger, former Viasystems stockholders will own approximately 15.9% of the total amount of outstanding shares of TTM common stock.

In this Current Report on Form 8-K, the Company is providing additional disclosures to supplement those contained in the definitive Proxy Statement/Prospectus mailed on or about November 10, 2014 to the Company’s stockholders of record as of November 6, 2014 (the “Proxy Statement”) in connection with the solicitation of proxies for use at the special meeting of stockholders to be held at the Sheraton Clayton Plaza Hotel, located at 7730 Bonhomme Avenue, St. Louis, Missouri 63105, at 7:30 a.m. (Central Time) on December 16, 2014 (the “Viasystems Special Meeting”). The purpose of the Viasystems Special Meeting is to (1) consider and vote on a proposal to adopt the Merger Agreement; (2) consider and vote on an advisory, non-binding proposal regarding the compensation that will or may be paid by Viasystems to its named executive officers in connection with the Merger; (3) consider and vote on a proposal to approve one or more adjournments or postponements of the Viasystems Special Meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the Merger Agreement; and (4) transact any other business that may properly come before the Viasystems Special Meeting or any adjournment thereof.

The Company’s board of directors (the “Viasystems Board”) unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders and unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. THE VIASYSTEMS BOARD UNANIMOUSLY RECOMMENDS THAT VIASYSTEMS STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE OTHER PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

Litigation Related to the Merger

As previously disclosed in the Proxy Statement, since the public announcement on September 22, 2014 of the execution of the Merger Agreement, Viasystems, TTM, Merger Sub, and the members of the Viasystems Board have been named as defendants in two putative class action complaints challenging the Merger. The first lawsuit, Stein v. Viasystems Group, Inc., et al., Case No. 14SL-CC03422, filed on September 22, 2014, in the Circuit Court of St. Louis County, Missouri (the “Missouri Lawsuit”), and the second lawsuit, Raeisi v. Viasystems Group, Inc., et al., C.A. No. 10231-VCL, filed in the Court of Chancery of the State of Delaware (the “Delaware Lawsuit” and, together with the Missouri Lawsuit, the “Lawsuits”), generally allege, among other things, that the Merger fails to properly value Viasystems, that the individual defendants breached their fiduciary duties in approving the Merger Agreement, and that those breaches were aided and abetted by TTM, Merger Sub, and Viasystems. On November 14, 2014, the plaintiff in the Missouri Lawsuit filed an amended complaint.

The Delaware Lawsuit specifically alleges, among other allegations, that (1) the Viasystems Board breached its fiduciary duties by: (a) agreeing to the Merger for grossly inadequate consideration, (b) agreeing to lock up the Merger with deal protection devices that prevent other bidders from making a successful competing offer for Viasystems, and (c) participating in a transaction where the loyalties of the Viasystems Board and management are divided; (2) the Voting Agreements prevent Viasystems stockholders from providing a meaningful vote on the proposal to adopt the Merger; and (3) that those breaches of fiduciary duties were aided and abetted by TTM, Merger Sub, and Viasystems. Further, the Missouri Lawsuit specifically alleges, among other allegations, that (1) the Merger is the result of an unfair and flawed process because TTM’s financial advisor conspired with the Company’s two largest stockholders and their affiliates to sell the Company to TTM without the Viasystems Board’s knowledge; (2) the Merger is unfair because it undervalues the Company; (3) the Viasystems Board and Viasystems’ management have a conflict of interest due to the cash pool bonus and change in control payments to be made to certain executive officers and key employees if the Merger is consummated; (4) the Merger is unfair because the Merger Agreement contains preclusive deal protection devices that prevent other bidders from making a successful competing offer for Viasystems and prevent Viasystems stockholders from providing a meaningful vote on the proposal to adopt the Merger Agreement; and (5) the Proxy Statement fails to provide Viasystems stockholders with material information that is necessary to make an informed decision as to how to vote on the proposal to adopt the Merger Agreement.

The Lawsuits seek, among other things, injunctive relief to enjoin the defendants from completing the Merger on the agreed-upon terms, rescinding, to the extent already implemented, the Merger Agreement or any of the terms therein, costs and disbursements and attorneys’ and experts’ fees and costs, as well as other equitable relief as the court deems proper. Viasystems believes that the Lawsuits are without merit.

On December 8, 2014, subject to court approval and definitive documentation, the parties to the Missouri Lawsuit agreed in principle to resolve all claims against Viasystems, the members of the Viasystems Board, TTM, and Merger Sub. The agreement will not affect the merger consideration to be received by the Company’s stockholders pursuant to the Merger Agreement, or the timing of the Viasystems Special Meeting, scheduled for December 16, 2014. The agreement contemplates a release and settlement by the Company’s stockholders of all claims against the Company, the members of its board of directors, TTM, and Merger Sub, and their respective affiliates and agents in connection with the Merger. In exchange for these releases and settlement, the Company will make certain additional disclosures related to the Merger, all of which are set forth below. The parties anticipate that they will enter into a memorandum of understanding, subject to customary terms, memorializing the agreement within the next few days. There can be no assurance that the parties will ultimately enter into a definitive settlement agreement, or that the court will approve the settlement even if the parties were to enter into such definitive settlement agreement. In the event that the parties enter into a definitive settlement agreement, a hearing will be scheduled, following notice to the Company’s stockholders, at which the court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions (including the Delaware Lawsuit) that were or could have been brought challenging or otherwise relating to any aspect of the Merger, the Merger Agreement, and any disclosure made in connection therewith.

The defendants to the Lawsuits deny all fault or liability, and deny that they have committed any of the unlawful or wrongful acts alleged in the Lawsuits or otherwise in relation to the Merger, the Merger Agreement, or any of the events/actions related thereto, and specifically deny that any further disclosure is required to supplement the Proxy Statement under any applicable rule, statute, regulation or law. The Company has agreed to provide the additional disclosures set forth below solely to minimize the cost of defending the Lawsuits and to permit the Viasystems Special Meeting and stockholder vote to proceed without delay. Nothing in this Current Report shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the additional disclosures set forth herein.

Additional Disclosures

Set forth below are the additional disclosures described above. These additional disclosures should be read in conjunction with the Proxy Statement, which the Company urges you to read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that any of the additional disclosures below are material or required by the federal securities laws, state fiduciary laws, or any other applicable rule, statute, regulation or law, the Company makes the following additional disclosures (changes marked with new text underlined and deleted text marked with strikethrough), which amend and supplement the information provided in the Proxy Statement:

The last full paragraph on page 77 under the heading “The Merger—Background of the Merger” is revised as follows:

Also during that meeting, the Viasystems Board resolved to create a special committee of the Viasystems Board (the “Special Committee”), to be comprised of independent directors under the listing standards of NASDAQ and other governing laws and regulations and who do not otherwise have a relationship with the BD Funds or the HM Funds. Mr. Steffen, Michael Burger, Dominic Pileggi, David Stevens, and Kirby Dyess were appointed to the Special Committee. Mr. Steffen was appointed to serve as chairman of the Special Committee. The Special Committee was delegated the responsibility for, among other things, (1) overseeing and directing a process for the evaluation and negotiation of a proposed transaction with TTM, (2) evaluating and negotiating the terms of any proposed definitive acquisition agreement or plan of merger and any other agreements in respect of a proposed transaction with TTM, and (3) making recommendations to the Viasystems Board with respect to the proposed transaction. At the meeting, the Viasystems Board further resolved that Viasystems engage Jones Day, as outside legal counsel, and Stifel, as financial advisor, in connection with the proposed transaction, and that the Special Committee be authorized to engage other counsel, financial advisors, and consultants in its discretion. The Viasystems Board also resolved that, so long as the Special Committee continued to exist, the Viasystems Board would not approve a transaction with TTM or recommend a transaction with TTM to Viasystems stockholders in the absence of a prior favorable recommendation of such action by the Special Committee.

The second full paragraph on page 83 under the heading “The Merger—Background of the Merger” is revised as follows:

Later that day on September 18, 2014, the Special Committee held a telephonic meeting to discuss the status of negotiations with TTM. Mr. Sindelar, together with representatives from Stifel and Jones Day, also participated. Mr. Sindelar provided the Special Committee with a summary of his conversation with Mr. Edman. Specifically, Mr. Sindelar informed the Special Committee that TTM would not agree to (1) any increase in the reverse termination fee above $40 million in any circumstances or (2) any change to the amount or composition of the proposed merger consideration set forth in the draft term sheet accompanying its July 27, 2014 proposal. Representatives from Jones Day reviewed for the

Special Committee the provisions of the draft merger agreement relating to the required regulatory approvals and representatives from Stifel reviewed for the Special Committee the market data on regulatory-related reverse termination fees that Stifel had previously provided to the Special Committee. Representatives from Stifel also reviewed for the Special Committee the strategic alternatives process Stifel was leading on behalf of Viasystems when TTM’s proposal was received and the general state of the industry in which Viasystems participates. Also during the meeting, representatives from Stifel informed the Special Committee that a message received by Stifel from JPMorgan during the meeting reiterated that the positions communicated by Mr. Edman to Mr. Sindelar represented TTM’s “best and final” offer. ~~Following further discussion by the Special Committee and its advisors,~~ The Special Committee then engaged in extensive deliberations and discussions with its advisors about the proposed transaction, including discussions as to whether the portion of the merger consideration payable in shares of TTM common stock should be subject to either a “collar” or a floating exchange ratio, which, in each case, would provide for greater certainty as to the value of the proposed merger consideration but would limit any potential increases in the value of the merger consideration in the event the trading price of shares of TTM common stock increased. Following such discussions, the Special Committee determined that no further counter-proposals would be made by Viasystems and that it would consider the positions communicated by Mr. Edman to represent TTM’s “best and final” offer. The Special Committee then directed Mr. Sindelar to arrange a telephone conference on which the full Viasystems Board could be updated in advance of formal action by the Special Committee.

The third full paragraph on page 94 under the heading “The Merger—Opinion of Financial Advisor to Viasystems—Selected Company Analysis—Viasystems” is revised as follows:

Stifel compared Viasystems, from a financial point of view, to 15 publicly traded companies in the printed circuit board and electronic manufacturing services industries that Stifel deemed to be relevant based on their business profiles, such as end market exposure, product offerings and manufacturing footprint, and based on their financial metrics, such as revenue and profitability margins. Stifel compared Viasystems’ last 12 months (“LTM”), estimated calendar year 2014 and 2015 financial metrics, as provided by Viasystems’ management, to the LTM, estimated calendar year 2014 and 2015 financial metrics, obtained from available public sources, of the 15 companies. Stifel believes that the group of companies listed below have business models similar to those of Viasystems, but noted that none of these companies have the same management, composition, size, operations, financial profile, or combination of businesses as Viasystems:

•	Benchmark Electronics, Inc.

•	Celestica Inc.

•	CMK Corporation

•	Fabrinet

•	Flextronics International Ltd.

•	Ibiden Co., Ltd.

•	Jabil Circuit, Inc.

•	Kingboard Chemical Holdings Limited

•	Nan Ya Printed Circuit Board Corporation

•	Plexus Corp.

•	Sanmina Corporation

•	Tripod Technology Corporation

•	TTM

•	Unimicron Technology Corp.

•	Zhen Ding Technology Holding Limited

The second full paragraph on page 95 under the heading “The Merger—Opinion of Financial Advisor to Viasystems—Selected Company Analysis—Viasystems” is revised as follows:

The following table sets forth the multiples indicated by this analysis including the range of selected multiples relative to the selected companies and the multiples implied by the Merger:

Multiple:	1st Quartile	Median	Mean	3rd Quartile	Range of Multiples Utilized in the Analysis	Proposed Transaction
LTM EV/Adjusted EBITDA	5.2x	5.8x	5.9x	7.0x	5.0x – 7.0x	6.8x
CY 2014 EV/Adjusted EBITDA	4.8x	5.6x	5.5x	6.3x	5.0x – 6.5x	6.6x
CY 2015 EV/Adjusted EBITDA	4.2x	4.8x	4.8x	5.6x	4.0x – 5.5x	5.8x
LTM P/E	11.2x	12.9x	12.9x	14.2x	11.0x – 14.0x	N.M.	(1)
CY 2014 P/E	11.1x	12.2x	14.0x	16.4x	11.0x – 16.5x	N.M.	(1)
CY 2015 P/E	9.7x	10.8x	11.6x	12.1x	9.5x – 12.0x	40.4x
LTM EV/Revenue	0.3x	0.6x	0.5x	0.7x	n/a	0.7x
CY 2014 EV/Revenue	0.3x	0.5x	0.5x	0.7x	n/a	0.7x
CY 2015 EV/Revenue	0.3x	0.5x	0.5x	0.7x	n/a	0.7x

(1)	“N.M.” stands for “Not Meaningful,” and represents a characterization of negative multiples for companies who lack profitability.

The last full paragraph on page 95 under the heading “The Merger—Opinion of Financial Advisor to Viasystems—Selected Company Analysis—TTM” is revised as follows:

Stifel compared TTM, from a financial point of view, to a group of 8 publicly traded companies in the printed circuit board industry that Stifel deemed to be relevant based on their business profiles, such as end market exposure, product offerings and manufacturing footprint, and based on their financial metrics, such as revenue and profitability margins. Stifel compared TTM’s LTM, estimated calendar year 2014 and 2015 financial metrics, as provided by TTM management, to the LTM, estimated calendar year 2014 and 2015 financial metrics, obtained from available public sources, of the 8 selected printed circuit board companies. Stifel believes that the group of companies listed below have business models similar to those of TTM, but noted that none of these companies have the same management, composition, size, operations, financial profile, or combination of businesses as TTM:

•	CMK Corporation

•	Ibiden Co., Ltd.

•	Kingboard Chemical Holdings Limited

•	Nan Ya Printed Circuit Board Corporation

•	Tripod Technology Corporation

•	Unimicron Technology Corp.

•	Viasystems

•	Zhen Ding Technology Holding Limited

The first full paragraph on page 96 under the heading “The Merger—Opinion of Financial Advisor to Viasystems—Selected Company Analysis—TTM” is revised as follows:

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected companies and the multiples implied by TTM’s price per share as of the market close on September 19, 2014:

Multiple:	1st Quartile	Median	Mean	3rd Quartile	Range of Multiples Utilized in the Analysis	Implied by TTM’s Closing Stock Price as of 9/19/14
LTM EV/Adjusted EBITDA	4.6x	5.7x	5.8x	7.2x	4.5x – 7.0x	5.8x
CY 2014 EV/Adjusted EBITDA	4.1x	5.2x	5.0x	6.0x	4.0x – 6.0x	5.5x
CY 2015 EV/Adjusted EBITDA	3.8x	4.3x	4.3x	5.2x	4.0x – 5.0x	4.7x
LTM P/E	11.6x	13.3x	12.9x	14.6x	11.5x – 14.5x	15.6x
CY 2014 P/E	11.2x	12.2x	15.1x	17.8x	11.0x – 18.0x	16.4x
CY 2015 P/E	10.3x	15.9x	15.5x	18.6x	10.5x – 18.5x	9.2x
LTM EV/Revenue	0.6x	0.7x	0.7x	0.8x	n/a	0.7x
CY 2014 EV/Revenue	0.6x	0.7x	0.7x	0.8x	n/a	0.7x
CY 2015 EV/Revenue	0.6x	0.7x	0.6x	0.7x	n/a	0.7x

The second full paragraph on page 97 under the heading “The Merger—Opinion of Financial Advisor to Viasystems—Precedent Transaction Analysis” is revised as follows:

Stifel deemed these selected acquisitions of companies in the printed circuit board and electronic manufacturing services industries to be relevant to Viasystems because of their business profiles, such as end market exposure, product offerings and manufacturing footprint, and because of their financial metrics, such as revenues and profitability margins. Adjusted EBITDA excludes stock-based compensation, restructuring and impairment charges and other non-recurring items. Adjusted Net Income excludes stock-based compensation, amortization of intangibles, restructuring and impairment charges and other non-recurring items, net of the income tax effects of such adjustments. The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected precedent transactions and the multiples implied by the Merger:

Multiple:	1st Quartile	Median	Mean	3rd Quartile	Range of Multiples Utilized in the Analysis	Proposed Transaction
LTM EV/Adjusted EBITDA	7.5x	7.8x	7.5x	8.7x	7.5x – 8.5x	6.8x
NTM EV/Adjusted EBITDA	5.9x	7.0x	6.7x	7.7x	6.0x – 7.5x	6.0x
LTM EQV/Adjusted Net Income	13.4x	17.0x	16.9x	21.9x	13.5x – 22.0x	N.M.	(1)
NTM EQV/Adjusted Net Income	9.1x	10.1x	12.1x	15.1x	9.0x – 15.0x	N.M.	(1)
LTM EV/Revenue	0.5x	0.7x	0.8x	1.0x	n/a	0.7x
NTM EV/Revenue	0.4x	0.7x	0.7x	0.9x	n/a	0.7x

(1)	“N.M.” stands for “Not Meaningful” and represents the characterization of negative multiples for companies who lack profitability.

The first full paragraph on page 98 under the heading “The Merger—Opinion of Financial Advisor to Viasystems—Discounted Equity Value Analysis—Viasystems” is revised as follows:

Stifel performed an analysis of the implied present value as of September 21, 2014, of the future price per share of Viasystems common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity value per share as a function of the company’s estimated future adjusted EPS and its assumed P/E multiple. Stifel applied a selected range of P/E multiples of 11.0x to 17.0x to estimated adjusted EPS of Viasystems for each of the calendar years 2015 and 2016, as provided by Viasystems’ management. This selected range of P/E multiples were based upon the range utilized for calendar year 2014 P/E in the Viasystems Selected Company Analysis. Stifel then discounted the 2015 and 2016 values back to present by using a discount rate of 15.5%, reflecting an estimate of Viasystems’ cost of equity that was derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including a company’s equity value and historical beta, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied equity values per share of $5.74 to $8.87 for Viasystems.

The following text is inserted as a new paragraph immediately before the second full paragraph on page 100 under the heading “The Merger—Illustrative Pro Forma Trading Analysis”:

In connection with its Opinion, Stifel did not conduct a discounted cash flow analysis of Viasystems because, in its professional judgment, it did not consider such analysis to be a meaningful valuation analysis due to the highly cyclical nature of the printed circuit board industry and the lack of reliability of projections of future free cash flows associated with Viasystems’ business. Due to the requirement of heavy capital investment in equipment and manufacturing capacity, companies in these industries maintain a high degree of fixed costs; consequently, these companies experience a high degree of volatility in their financial results and thus long-term projections of future free cash flows are, in Stifel’s professional judgment, of limited reliability.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and consummation of the proposed merger; the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals in a timely manner or at all; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM and Viasystems regarding future events and are subject to significant risks and uncertainties, many of which are beyond the control of TTM or Viasystems. Such statements are predictions, and actual events or results may differ materially.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item IA. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

Neither Viasystems nor TTM undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between TTM and Viasystems. TTM has filed a registration statement on Form S-4 with the SEC, which included a prospectus with respect to TTM’s shares of common stock to be issued in the proposed merger and a proxy statement of Viasystems in connection with the proposed merger (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus was sent or given to Viasystems’ stockholders when the Proxy Statement/Prospectus was declared effective by the SEC, and it contains important information about the proposed merger and related matters. VIASYSTEMS SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by TTM or Viasystems with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders may obtain free copies of the Proxy Statement/Prospectus from TTM or Viasystems by contacting either (1) Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com, or (2) Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com.

Participants in the Solicitation

TTM and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Viasystems’ stockholders in connection with the proposed merger and may have direct or indirect interests in the proposed merger. Information about TTM’s directors and executive officers is set forth in TTM’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 30, 2013, which was filed with the SEC on February 21, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from TTM by contacting Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 14, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Viasystems by contacting Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger is included in the Proxy Statement/Prospectus that TTM filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and General Counsel

Date: December 9, 2014